AGFEED INDUSTRIES, INC. ANNOUNCES APPOINTMENT OF
RAYMOND M. CESCA AS PRESIDENT

NEW YORK, March 22, 2011 – AgFeed Industries, Inc. (Nasdaq: FEED, NYSE Alternext: ALHOG - News) (“AgFeed” or the “Company”), an international agribusiness company with operations in the U.S. and China and one of the large independent hog producers and manufacturers of animal nutrients in China announced the addition of Raymond M. Cesca to its leadership team.  Mr. Cesca will serve as President of the Company and assume his responsibilities on April 1, 2011.

Most recently, Mr. Cesca served as Managing Director of World Trade for the McDonald’s Corporation where he was a leader of their global expansion. He led the establishment of new relationships that served to lower supply chain costs and helped build an infrastructure that created a world-class supply chain.  Prior to McDonald’s, Mr. Cesca served in leadership positions at CPC International in marketing, sales, and business development. In recent years he also has served as the President of the World Agricultural Forum where he brought together food and agricultural leaders from industry, government, and academia to address critical issues facing global agriculture.

John A. Stadler, AgFeed’s Chairman  Interim Chief Executive Officer stated, “Ray’s focus will be on the next phase of the Company’s growth, building on the foundation and momentum established through AgFeed’s 2010 acquisition of M2P2.  We expect that the global relationships with producers and governments developed by Ray through his career will be invaluable to us as we continue our growth trajectory.”  Mr. Stadler added, “We are very pleased to have Ray join our team.  He is an accomplished leader in the food industry with vast experience at all levels of the global food value chain and brings to AgFeed’s leadership team a terrific mix of operational experience that together with his passion for excellence and leadership will be a great compliment to our existing team as he plays a key role in helping to achieve our vision for AgFeed.”

ABOUT AGFEED INDUSTRIES, INC.

NASDAQ Global Market Listed AgFeed Industries (www.agfeedinc.com) is an international agribusiness with operations in the U.S. and China.  AgFeed has two business lines animal nutrition in premix, concentrates and complete feeds and hog production. In the U.S., AgFeed’s hog production unit, M2P2, is a market leader in setting new standards for production efficiency and productivity. AgFeed believes the transfer of these processes, procedures and techniques will allow its new Western-style Chinese hog production units to set new standards for production in China. China is the world's largest pork market consuming 50% of global production and over 62% of total protein consumed in China is pork.  Hog production in China enjoys income tax free status.

SAFE HARBOR DISCLOSURE NOTICE

Certain statements regarding AgFeed Industries set forth in this press release contain forward-looking information and speak only as of the date of such statement.  You can identify these statements by the fact that they use words such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans and prospects.  This forward-looking information is subject to numerous material risks, uncertainties and assumptions, certain of which are beyond the control of AgFeed Industries, including the impact of general economic conditions, industry conditions, volatility of commodity prices, currency fluctuations, environmental risks, competition from other industry participants, stock market volatility, ability to access sufficient capital from internal and external sources. Readers are cautioned that the material assumptions used in the preparation of such information, although considered reasonable at the time of preparation, may prove to be imprecise.  Actual results, performance or achievement could differ materially from those expressed in, or implied by, this forward-looking information and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking information will transpire or occur, or if any of them do so, what benefits that AgFeed Industries will derive therefrom.  AgFeed Industries disclaim any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.  For additional information and risk factors that could affect AgFeed Industries, see its filings with the Securities and Exchange Commission, including “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Cautionary Statement for Forward-Looking Statements,” set forth in the Company’s Annual Report on Form 10-K for the period ended December 31, 2010.  The information contained in this press release is made as of the date of the press release, even if subsequently made available by AgFeed Industries on its website or otherwise.

Contact:  Investor Relations: AgFeed Industries, Inc.     Tel: (917) 804-3584     Email: ir@agfeedinc.com

The Company's policy is to handle all questions by email to ir@agfeedinc.com and they will be answered as soon as possible.